SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by party other than the registrant  [_]

Check the appropriate box:
[_]      Preliminary proxy statement
[X]      Definitive proxy statement
[_]      Definitive additional materials
[_]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            MACROVISION CORPORATION.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Macrovision Corporation.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]      No fee required
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)      Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, schedule or registration statement no.:

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(3)      Filing party:

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(4)      Date filed:

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


                             MACROVISION CORPORATION
                               1341 Orleans Drive
                               Sunnyvale, CA 94089

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Macrovision Corporation, a Delaware corporation (the "Company"), will be held at The Four Points Sheraton Hotel, 1108 N. Mathilda Avenue, Sunnyvale, California at 10:00 a.m. on Monday, May 18, 1998, for the following purposes:

         Proposal 1. To elect six (6) directors of the Company for terms expiring at the 1999 Annual Meeting;

         Proposal 2. To ratify the selection of KPMG Peat Marwick LLP as auditors of the Company's financial statements for the fiscal year ending December 31, 1998;

         Proposal 3. To consider and act upon a proposal to approve an increase in the number of shares which may be granted under the Company's 1996 Equity Incentive Plan by 400,000 additional shares;

and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The close of business on April 15, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/ John O. Ryan
                             ---------------------------
                             John O. Ryan, Secretary
Dated:  April 20, 1998

                             MACROVISION CORPORATION
                               1341 Orleans Drive
                               Sunnyvale, CA 94089

                                 PROXY STATEMENT

                   ------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Macrovision Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 18, 1998, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's stockholders on or about April 20, 1998.

         At the close of business on April 15, 1998, the record date fixed by the Board of Directors of the Company for determining those stockholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 7,274,640 shares of Common Stock. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders.

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxies at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected (Proposal 1) by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders. If any stockholder gives notice at the Annual Meeting prior to the commencement of voting that the stockholder intends to cumulate votes in the election of directors, each stockholder may cumulate votes, giving any candidate whose name was placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected multiplied by the number of shares the stockholder is entitled to vote, or distributing such votes as the stockholder sees fit on the same principle among such candidates. The persons named in the accompanying Proxy will have the authority to cumulate votes at their discretion. Under applicable Delaware state law, if a quorum exists, action on a matter other than the election of directors is approved if a majority of shares voting at the Annual Meeting in person or proxy favor the proposed action. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Abstentions and "broker non-votes" are counted as shares eligible to vote at the Annual Meeting in determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time prior to the exercise thereof, and any stockholder present at the Annual Meeting may revoke his or her proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for director named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Annual Meeting and described in this Proxy Statement.

         Officers or directors of the Company have a substantial interest in two of the matters to be acted upon at the Annual Meeting. Each of the nominees for director is currently a director of the Company and has been nominated for re-election for a period of one (1) year as set forth in Proposal One. Every officer and director has an interest in the approval and ratification of the amendment to the Company's 1996 Equity Incentive Plan that is the subject of Proposal Three to the extent that such persons are or will be eligible to participate in such plan.

         The Company's Annual Report for the fiscal year ended December 31, 1997 is enclosed with this Proxy Statement.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

         Six (6) directors are being nominated by the Board of Directors for election at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor is elected and qualified. The nominees for election as directors are the following six (6) persons: John O. Ryan, William A. Krepick, Richard S. Matuszak, Donna S. Birks, William Stirlen, and Thomas Wertheimer. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named above, all of whom are now members of the Board of Directors.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors and Executive Officers

         The following table and biographical summaries give certain information as to each person nominated for election as a director and the Company's executive officers:

Name                                  Age    Director Since  Positions

John O. Ryan                          52     1987            Chairman  of the Board of  Directors,  Chief  Executive
                                                             Officer, and Secretary
William A. Krepick                    52     1995            President, Chief Operating Officer and Director
Victor A. Viegas                      41     ------          Vice President,  Finance and  Administration  and Chief
                                                             Financial Officer
Richard S. Matuszak                   54     1992            Vice  President,  Special  Interest Copy Protection and
                                                             Director
Mark S. Belinsky                      41     ------          Sr.   Vice   President,    Worldwide   Theatrical   and
                                                             Pay-Per-View Copy Protection
Patrice J. Capitant                   49     ------          Vice President, Engineering
Brian R. Dunn                         40     ------          Vice President, Business Development
Whit T. Jackson                       36     ------          Vice President, Video Encryption Technologies
Carl Jorgensen                        42     ------          Vice President of Operations
Donna S. Birks                        42     1997            Director
William Stirlen                       59     1997            Director
Thomas Wertheimer                     59     1997            Director

         MR. RYAN is a co-founder of the Company and an inventor of its core copy protection and video scrambling technologies. He has served as Chairman of the Board of Directors and Secretary of the Company since June 1991 and Chief Executive Officer of the Company since 1995. He has been a director of the Company since June 1987 and served as Vice-Chairman of the Board of Directors from 1987 until June 1991. He also served as General Partner of the partnership predecessor of the Company from 1985 to 1987 and as President and Secretary of the corporate predecessor of the Company from 1983 to 1985. Prior to founding Macrovision, Mr. Ryan was Director of Research and Development of Ampex Corporation's broadcast camera group. Mr. Ryan holds more than 30 patents and has 17 patent applications pending in the fields of video copy protection, video scrambling and television camera technology. Mr. Ryan took undergraduate courses in Physics and Math at the University of Galway in Ireland and received a Full Technological Certificate in Telecommunications from the City and Guilds Institute of London.

         MR. KREPICK has served as a director of the Company since November 1995 and as President and Chief Operating Officer of the Company since July 1995. He has been with the Company since November 1988, and served as Vice President, Sales and Marketing of the Company until June 1992 and Senior Vice President, Theatrical Copy Protection from July 1992 to June 1995. Prior to joining Macrovision, Mr. Krepick held several executive marketing management positions over a ten-year period with ROLM Corporation, a telecommunications equipment manufacturing company. He holds a B.S. degree in Mechanical Engineering from Rensselear Polytechnic Institute and an M.B.A. from Stanford University.

         MR. VIEGAS has served as Vice President, Finance and Administration and Chief Financial Officer of the Company since June 1996. From October 1986 to June 1996, he served as Vice President of Finance and Chief Financial Officer at Balco Incorporated, a manufacturer of advanced automotive service equipment, and, since May 1991, a subsidiary or division of Snap-On Tools. He holds a B.S. degree in Accounting and an M.B.A. from Santa Clara University. Mr. Viegas is also a certified public accountant.

         MR. BELINSKY has served as Senior Vice President, Worldwide Theatrical and Pay-Per-View Copy Protection of the Company since October 1997 and Vice President, Theatrical and Pay-Per-View Copy Protection from October 1995 to October 1997. Between June and September 1995, he was Chief Operating Officer of the McKinley Group, Inc., an Internet directory services company. From May 1993 to June 1995, Mr. Belinsky was Vice President and General Manager of the Electronic Marketplace Systems Division of International Data Group, a developer of online shopping malls for personal computer and software products. He was an independent consultant between February and May 1993, and, from October 1988 to January 1993, he was Vice President and General Manager of the Interop Company, a division of Ziff-Davis Publishing Company. He holds a B.A. degree in Business Administration from Wayne State University and an M.B.A. from Harvard Business School.

         DR. CAPITANT has served as Vice President, Engineering of the Company since October 1996. He joined the Company in October 1995 as Director of Engineering. He served as Manager of Video Engineering at Radius, Inc., a computer equipment manufacturer, from December 1994 to September 1995. Dr. Capitant held engineering positions at Compression Labs, Inc., a telecommunications equipment manufacturer, from September 1993 to December 1994 and Sony Corporation of America, Advanced Video Technology Center, from
September 1989 to September 1993. He completed his undergraduate and post-graduate work in engineering and automatic control at Institut Industrial du Nord, Lille, France and University of Lille. He holds a Ph.D. degree in Electrical Engineering from Stanford University.

         MR. DUNN has served as Vice President, Business Development of the Company since January 1995. From January 1989 to December 1994, he served as Vice President, Operations, Corporate Counsel and Chief Financial Officer of Phase 2 Automation, a factory automation company. Mr. Dunn holds a B.A. degree in Accounting from the University of Notre Dame and a J.D. degree from Santa Clara University School of Law. He is a certified public accountant and a member of the California bar.

         MR. JACKSON has served as Vice President, Video Encryption Technologies of the Company since September 1992. He joined the Company in August 1990 as Sales Manager for the Company's line of encryption products. From January 1989 to August 1990, Mr. Jackson managed the satellite service business for the Galaxy/Westar satellite fleet of Hughes Communications, Inc., a satellite communications company. He holds a B.A. degree in International Relations from Northwestern University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

         MR.  MATUSZAK  has  served as Vice  President,  Special  Interest  Copy
Protection of the Company since June 1992, and as a director of the Company since May 1992. He joined the Company in August 1985 and held various sales and marketing positions from August 1985 to June 1992. From June 1984 to August 1985, Mr. Matuszak was a Sales Manager for the Broadcast Products Division of Hitachi Corporation. He holds an Associate degree in Applied Technologies and Electronics from DeVry Institute of Technology.

         MR. JORGENSEN joined Macrovision in July 1990 to head up the newly created Manufacturing Department. He currently serves as Vice President of Operations. Mr. Jorgensen has over 19 years experience in the commercial and consumer electronics industry. Immediately prior to joining Macrovision, he was the Manufacturing/Engineering Manager at Digital F/X, Inc. He has held various management positions in the manufacturing/engineering field at companies such as Gould Electronics, Inc., Atlas Electronics (where he set up their facility in Malaysia), Ampex Corporation and Underwriters Laboratories. Mr. Jorgensen received a B.S. degree with honors in Electronics from San Jose State University in 1979 and has taken numerous post graduate courses in computer electronics.

         MR. STIRLEN has served as a director of the Company since May 1997. His career has focused on planning, financing and building growth companies. As an investment banker at Montgomery Securities, he arranged the financing and public offerings of various companies, notably Conner Peripherals and Exabyte Corp. In addition, Mr. Stirlen was a founding investor in Amdahl Corp. during his tenure at Heizer Corp., a Chicago venture capital firm. He has also held senior management positions at Computer Consoles Inc., Trimble Navigation Ltd., Supercuts Inc., and currently serves as Executive Vice President of Corporate Development for Open Text Corp. in Waterloo, Ontario. Mr. Stirlen holds a B.A. degree from Yale University and an M.B.A. in Finance from Northwestern University in Evanston, Illinois.

         MS. BIRKS has served as a director of the Company since May 1997. She has specialized in high technology, international financial and general management positions and has expertise in mergers and acquisitions, international business development and licensing. She has held senior management positions at GTE Spacenet, Macrovision Corporation, Contel ASC, ComStream and most recently at California Microwave. Ms. Birks holds a B.A. degree in Business Administration from George Mason University in Fairfax, Virginia and an M.S. degree in Finance from American University in Washington, D.C. She is a certified public accountant.

         MR. WERTHEIMER has served as a director of the Company since July 1997. He served as Executive Vice President and Chairman of the Home Video and Television Groups of MCA, Inc. from 1992 to 1996. From 1996 to the present, Mr. Wertheimer has served as a consultant to Universal Studios. He is a board member of 4MC Corp. and of the Columbia Law School Board of Visitors. He also serves as President of the KCRW Foundation. Mr. Wertheimer holds a B.A. degree from Princeton University and an L.L.B. from Columbia University School of Law.


Board Committees and Meetings

         During the fiscal year ended December 31, 1997, there were 6 meetings of the Company's Board of Directors. Each Board member attended 100% of the meetings of the Board of Directors that were held during the time he or she served as a member of the Board and 100% of all meetings of the Committees of the Board of Directors on which he or she served.

         The Compensation Committee was established on April 23, 1997. The members of the Compensation Committee are Donna Birks, William Stirlen and Thomas Wertheimer, none of whom are employees of the Company. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee met on July 24, 1997 and October 23, 1997.

         The members of the Audit Committee are Donna Birks, William Stirlen and Thomas Wertheimer. The Audit Committee met on July 24, 1997 and October 23, 1997.

         There is no Nominating Committee of the Board of Directors.

Director Compensation

         Mr. Matuszak receives a fee of $1,000 for each Board meeting he attends. Each of the non-employee directors receives a fee of $1,000 for each Board meeting and $750 for each Compensation and Audit Committee meeting he or she attends. No other member of the Company's Board of Directors currently receives a fee for attending Board or Committee meetings. The following non-employee directors also were granted options to purchase the Company's Common Stock pursuant to the 1996 Directors Stock Option Plan during the fiscal year ended December 31, 1997:

     Name                          Number of Shares              Exercise Price

     Donna Birks                         5,000                        $8.88
     William Stirlen                     5,000                        $8.88
     Thomas Wertheimer                   5,000                       $14.125

                                   PROPOSAL 2:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998, and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. KPMG Peat Marwick LLP was first appointed independent auditors of the Company in November 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG Peat Marwick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3:

                       APPROVE AMENDMENT OF THE COMPANY'S
                      1996 EQUITY INCENTIVE PLAN INCREASING
                         BY AN ADDITIONAL 400,000 SHARES
                         THE NUMBER OF SHARES AUTHORIZED
                           TO BE ISSUED UNDER THE PLAN

         In December 1996, in order to attract and retain personnel who possess a high degree of competence, experience and motivation, the Company's Board of Directors adopted and in February 1997, the stockholders of the Company approved, the Company's 1996 Equity Incentive Plan (the "Equity Incentive Plan"). At present, the Equity Incentive Plan, as approved by the Board of Directors of the Company, authorizes the Company to grant both incentive and nonstatutory stock options to purchase 300,000 shares of the Company's Common Stock plus that number of shares authorized for issuance under the Company's prior Stock Option Plan that were not subject to options outstanding on March 12, 1997 or that were subject to such options but subsequently expired or became unexercisable. On April 2, 1998, the Board of Directors approved an increase of 400,000 in the number of shares authorized to be issued under the Equity Incentive Plan, and the Company is seeking ratification and authorization from the stockholders for such increase. As of February 28, 1998, the Company had issued and outstanding options to purchase 825,929 shares under the Equity Incentive Plan and the Company's prior Stock Option Plan. Accordingly, in order to continue to issue stock options and other forms of stock-based incentive compensation under the Equity Incentive Plan, the Compensation Committee and the Board have deemed it advisable to amend the Equity Incentive Plan to increase the number of shares authorized to be issued under the Equity Incentive Plan by 400,000 shares. In the opinion of the Board, the authorization to issue additional shares would provide the necessary flexibility to attract new employees to the Company and to motivate and reward existing employees of the Company in a manner that would improve the Company's financial performance. As of February 28, 1998, there were 130,131 shares available for grant under the Equity Incentive Plan. The affirmative vote of the holders of a majority of the shares voting at the Annual Meeting is necessary to approve the amendment to the Equity Incentive Plan.


              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

Description of Equity Incentive Plan

         The Company's 1996 Equity Incentive Plan was adopted by the Company's Board of Directors in December 1996 and approved by the stockholders in February 1997. The Company has reserved 300,000 shares of the Company's Common Stock for issuance under the Equity Incentive Plan. In addition, any shares of the Company's Common Stock authorized for issuance under the Company's prior Stock Option Plan that were not subject to options outstanding on March 12, 1997, or that were subject to such options that thereafter expired or became unexercisable for any reason without having been exercised in full, are available for grant under the Equity Incentive Plan. The Equity Incentive Plan provides for the grant of stock options, stock appreciation rights and restricted stock awards by the Company to its employees, directors, consultants and other individuals providing services to the Company. No person will be eligible to receive stock options or stock appreciation rights with respect to more than 150,000 shares of Common Stock under the Equity Incentive Plan in any calendar year. Shares that are subject to an award granted under the Equity Incentive Plan, but are forfeited, canceled, reacquired by the Company, satisfied without the issuance of shares of Common Stock or otherwise terminated other than by exercise, will again be available for grant or issuance under the Equity Incentive Plan. The Equity Incentive Plan is administered by the Compensation Committee of the Board (the "Committee"). The Equity Incentive Plan permits the Committee to grant options that are either incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) or nonstatutory stock options, on terms (including vesting schedules) determined by the Committee, subject to certain statutory and other limitations in the Equity Incentive Plan. The exercise price of options granted under the Equity Incentive Plan will be determined by the Committee, subject to the requirements that the exercise price of incentive stock options must not be less than the fair market value of the Common Stock on the date the option is granted and the exercise price of nonqualified options granted under the Equity Incentive Plan must not be less than 85% of such fair market value. Options granted under the Equity Incentive Plan must be exercised within three months after termination of the optionee's status as an employee, director or consultant of the Company (or such later date, not to exceed 60 months, as specified by the Committee) or within 12 months after the optionee's termination by death, disability or retirement, except that options held by any optionee whose employment or other business relationship with the Company is terminated for cause will terminate immediately upon termination of the optionee's status (or such later date, not to exceed 30 days, as determined by the Committee).

         In addition to, or in tandem with, awards of stock options, the Committee may grant participants stock appreciation rights with an exercise price of no less than the fair market value of the Company's Common Stock on the date the stock appreciation right is granted or, in the case of stock appreciation rights granted in tandem with stock options, with an exercise price no less than the option exercise price per share. The Committee may grant participants restricted stock awards under the Equity Incentive Plan to purchase an aggregate of up to 125,000 shares of the Company's Common Stock at such purchase price as determined by the Committee (but no less than 85% of the fair market value of the Company's Common Stock on the date of the award) and upon such terms, including vesting schedule, as the Committee may determine. Under the Equity Incentive Plan, restricted stock awards may be awarded for the satisfaction of performance goals established in advance.

         In the event of a merger, consolidation, reverse merger or similar corporate transaction, any or all outstanding awards under the Equity Incentive Plan may be assumed, converted, replaced or substituted by the successor corporation (if any), which assumption, conversion, replacement or substitution will be binding on all participants in the Equity Incentive Plan. In the event such successor corporation (if any) does not assume or substitute awards, such awards will expire in connection with such transaction at such time and on such conditions as determined by the Board. The Equity Incentive Plan has no termination date, except that no incentive stock options will be granted under the Equity Incentive Plan after December 2006. The Equity Incentive Plan may be terminated at any time by the Board or otherwise in accordance with the provisions of the Equity Incentive Plan.

Additional Benefit Plans

         The following is a brief summary of additional employee benefit plans in effect during the fiscal year ended December 31, 1997, under which officers and employees of the Company received benefits.

1996 Employee Stock Purchase Plan

         The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board in December 1996 and approved by the stockholders in February 1997. A total of 140,000 shares of the Company's Common Stock is reserved for issuance under the Purchase Plan. The Purchase Plan permits eligible employees to acquire shares of the Company's Common Stock through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Eligible employees may select a rate of payroll deduction between 1% and 20% of their compensation, up to an aggregate payroll deduction not to exceed $21,250 in any calendar year. Each offering under the Purchase Plan is for a period of 24 months (the "Offering Period") commencing, except for the first Offering Period, on the first day of February and August of each year. Each Offering Period consists of four six-month purchase periods (each a "Purchase Period"). The Board has the power to change the duration of Offering Periods or Purchase Periods without stockholder approval, provided that the change is announced at least 15 days prior to the scheduled beginning of the first Offering Period or Purchase Period to be affected. The first Offering Period will end on January 31, 1999. The purchase price for the Company's Common Stock purchased under the Purchase Plan is 85% of the lesser of the fair market value of the Company's Common Stock on the first day of the applicable Offering Period or the last day of the respective Purchase Period. The Purchase Plan will terminate on the earlier of termination by the Board, issuance of all the shares reserved under the Purchase Plan or ten years from the date the Purchase Plan was adopted by the Board.

         The following table sets forth as to the executive officers named in the table under "Executive Compensation," who purchased shares pursuant to the Purchase Plan, all current executive officers as a group and all other employees as a group (i) the number of shares of the Company's common stock purchased under the Purchase Plan, (ii) the aggregate purchase price thereof, and (iii) the fair value of stock purchased through December 31, 1997 under the Purchase
Plan:

                 1996 Employee Stock Purchase Plan Summary Table

-----------------------------------------------------------------------------------------------
                                              Number of        Purchase      Fair Market Value
Name and Principal Position                Shares Purchased    Price per     of Stock per share
                                                                             on purchase date

William A. Krepick                               980           $7.65             $12.875

Victor A. Viegas                                 677            7.65              12.875

Mark S. Belinsky                                 328            7.65              12.875

All Executive Officers as a group              2,867            7.65              12.875

All Employees as a group                      11,646            7.65              12.875


401(k) Plan

         The Company's 401(k) Plan (the "401(k) Plan") is a defined contribution 401(k) profit sharing plan intended to qualify under Section 401 of the Code. Employees of the Company are eligible to participate in the 401(k) Plan on the first day of the month coinciding with or immediately following completion of three months of employment. A participating employee, by electing to defer a portion of his or her compensation, may make pre-tax contributions to the 401(k) Plan, subject to limitations under the Code, of a percentage of his or her total compensation. Employee contributions and the investment earnings thereon are fully vested at all times. The Company is not required to contribute to the 401(k) Plan, but has made discretionary matching contributions to the 401(k) Plan in 1996 and 1997 equal to 20% of each participating employee's contribution, up to a maximum annual matching contribution of $1,900. Matching contributions aggregated $53,639 for 1997 and are fully vested after three years of service.

Executive Incentive Plan

         The Company's Executive Incentive Plan ("EIP") provides for payment of annual bonuses to key employees of the Company based on the Company's overall financial performance and the participant's achievement of individual financial, strategic and tactical goals. The fundamental philosophy behind the EIP is to reward participants relative to their individual performance, as well as their contribution to the achievement by the Company of its operating income goals. For 1997, the EIP covered 11 officers and key employees. For bonuses to be granted, the EIP required that the Company's 1997 operating income from continuing operations exceed a predetermined target amount. Each participant's individual performance was rated between 0% and 200% based upon the achievement of or the failure to achieve individual performance goals established at the beginning of the year. A participant with an individual performance rating of 100% (satisfactory completion of all individual goals) for 1997 would have received a bonus of approximately 22% of annual base salary.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information, to the best of the Company's knowledge, regarding the beneficial ownership of the Company's Common Stock as of February 28, 1998 (i) by each person who is known to the Company to be the owner of more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors, (iii) by each of the Company's executive officers, and (iv) by all directors and executive officers of the Company as a group. As of February 28, 1998, there were issued and outstanding 7,255,078 shares of Common Stock of the Company.

                                                     Number of
                                                     Shares of
                                                     Common Stock                       Percent of
Name and Address                                     Beneficially                       Beneficial
or Identity of Group                                 Owned                              Ownership

Victor Company of Japan, Limited (1)                      2,005,488                         27.6%
12, 3-chome, Moriya-cho, Karagawa-ku
Yokohama 221, Japan

John O. Ryan (2)                                            698,006                          9.6%
1341 Orleans Drive
Sunnyvale, CA  94089

TCW Group (3)                                               637,900                          8.8%
865 South Figueroa Street
Los Angeles, CA  90017

Carol A. Farrow-Draxton (4)                                 372,722                          5.1%
P.O. Box 789
Geyserville, CA

William A. Krepick (5)                                      137,833                          1.9%
1341 Orleans Drive
Sunnyvale, CA  94089

Richard S. Matuszak (6)                                      70,932                          *
1341 Orleans Drive
Sunnyvale, CA  94089

Victor A. Viegas (7)                                         64,657                          *
1341 Orleans Drive
Sunnyvale, CA  94089

Whit T. Jackson (8)                                          37,499                          *
1341 Orleans Drive
Sunnyvale, CA  94089

Carl S. Jorgensen (9)                                        23,777                          *
1341 Orleans Drive
Sunnyvale, CA  94089

Brian R. Dunn (10)                                           18,610                          *
1341 Orleans Drive
Sunnyvale, CA  94089

Patrice J. Capitant (11)                                      8,120                          *
1341 Orleans Drive
Sunnyvale, CA  94089

Donna S. Birks (12)                                           3,144                          *
1143 Borregas Avenue
Sunnyvale, CA  94089

William Stirlen (13)                                          3,403                          *
301 West 42nd Avenue
San Mateo, CA  94403

Thomas Wertheimer (14)                                          833                          *
100 Universal City Plaza
Universal City, CA  91608

Mark S. Belinsky                                                475                          *
1341 Orleans Drive
Sunnyvale, CA  94089

All Officers and Directors
as a Group (12 persons) (15)                              1,024,144                         14.1%
-----------------

*        Represents less than 1%.

(1) These shares are held of record by Pacific Media, an indirect, wholly owned subsidiary of JVC.

(2) Includes 555,555 shares held of record by a trust of which Mr. Ryan and his wife are the trustees, 103,289 shares held of record by Mr. Ryan, 16,330 shares held of record by Mr. Ryan as custodian for various family members, 11,166 shares held of record by one of his daughters and 11,666 shares held of record by his son.

(3) According to a Schedule 13G filed with the SEC on February 12, 1998, these shares are held of record by The TCW Group Inc., a Nevada corporation and by an individual, Robert Day, who may be deemed to control The TCW Group Inc. and other holders of the Company's common stock.

(4) Includes 322,722 shares held of record by Ms. Farrow as Trustee of the Farrow Trust U/T/D December 18, 1990.

(5) Includes 2,777 shares held of record by Mr. Krepick's son. Also includes 90,750 shares subject to options exercisable as of February 28, 1998 or within 60 days thereafter.

(6) Includes 34,331 shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(7) Includes 3,704 shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(8) Represents shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(9) Includes 19,444 shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(10) Represents shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(11) Includes 6,018 shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(12) Includes 1,145 shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(13) Includes 2,404 shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(14) Represents shares subject to stock options exercisable as of February 28, 1998 or within 60 days thereafter.

(15)     Includes the shares referenced in footnotes (2) and (5) through (14).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with in a timely manner.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since January 1, 1996, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Common Stock of the Company had or will have a direct or indirect material interest other than (i) compensation agreements, which are described, where required, elsewhere in this Proxy Statement, and (ii) the transactions described below.

Transactions with Pacific Media Development, Inc. and Victor Company of Japan, Limited, and Matsushita Electric Industrial Co., Ltd.

         The following transactions involve Victor Company of Japan, Limited ("JVC") and entities that are owned by JVC and Matsushita Electric Industrial Co., Ltd. ("Matsushita") which owns approximately 52% of JVC. Through a wholly-owned subsidiary, JVC owns 100% of Pacific Media Development, Inc. ("Pacific Media"). JVC is a beneficial owner of the shares of the Company's Common Stock that are held of record by Pacific Media and represent more than 5% of the Company's Common Stock.

         In May 1991, the Company and one of its stockholders entered into a Stock and Convertible Note Purchase Agreement (the "Purchase Agreement") with a trustee for Pacific Media pursuant to which Pacific Media acquired beneficial ownership of shares of the Company's Common Stock and Series A Preferred Stock and a promissory note in the principal amount of approximately $3.0 million (the "Convertible Note"), which was convertible into Series A Preferred Stock. In July 1996, Pacific Media, acting through the trustee, acquired 543,099 shares of the Company's Series A Preferred Stock upon the conversion of the Convertible Note. Pursuant to the Purchase Agreement, Pacific Media has a right to purchase a pro rata portion (proportionate to its ownership interest in the Company) of any equity securities offered by the Company, excluding: (i) shares issued pursuant to certain equity compensation arrangements; and (ii) provided that Pacific Media's interest in the Company would not thereby be reduced below 25%, shares issued by Macrovision in connection with any acquisition by it of another company. Pursuant to the Purchase Agreement, the Company may not divide or assign any rights to its patents that were existing or pending in June 1991, without the prior written consent of Pacific Media, which consent may not be unreasonably withheld.

         The Company and JVC are parties to a Technology Application Agreement dated November 29, 1988 (the "Application Agreement"), a Duplicator Agreement dated June 1, 1988 (the "Duplicator Agreement") and an Agreement dated July 15, 1994 (the "Video Agreement"). Pursuant to the Application Agreement, JVC has applied the Company's copy protection process to prerecorded videocassettes manufactured and distributed in Japan by JVC. Pursuant to the Duplicator Agreement, JVC has applied the Company's copy protection process to prerecorded videocassettes manufactured and distributed in Japan by certain of the Company's licensees. Pursuant to the Video Agreement, JVC developed a prototype of equipment to apply a copy protection process to prerecorded videocassettes, and granted the Company exclusive rights to purchase such equipment from JVC for resale and to sublicense the copy protection technology for use with the equipment. For the years ended December 31, 1997 and 1996, the Company recorded revenue from JVC of approximately $234,000 and $78,000, respectively, and recorded expenses payable to JVC of approximately $22,000 and $12,000, respectively, under these agreements.

         In connection with a license agreement dated September 26, 1995 between the Company, Victor Technobrain Co., Ltd. ("Techno"), a wholly owned subsidiary of JVC, and an unrelated party, the Company has paid Techno a development fee of $50,000 which has been recorded as an offset to the revenue recognized from the unrelated party. An additional $50,000 was owed to Techno as of December 31, 1996 and paid in 1997 upon receipt of the final license payment from the unrelated party. The license granted to Techno is for the development and manufacture of products using the Company's copy protection and Phase Krypt technologies.

         The Company's Japanese subsidiary ("Macrovision Japan") and Techno are parties to a Technical Consulting Agreement dated as of July 1, 1996 (the "Consulting Agreement"), pursuant to which Techno agreed to provide technical consulting services as assigned by certain officers of the Company or Macrovision Japan in connection with technical support to licensed duplicators, rights owners and system operators, set-top decoder manufacturers and semiconductor companies that provide integrated circuits for set-top decoders in certain Asian countries. The Consulting Agreement provides for Macrovision Japan to pay a consulting fee of approximately $85 per hour, subject to a minimum consulting fee of approximately $1,700 per quarter, and to reimburse Techno for its expenses in performing services under the Consulting Agreement. During 1996, the Company paid Techno an initial training fee of approximately $3,300 and a total of approximately $5,800 in consulting fees. During 1997, the Company paid Techno an additional $6,800 in consulting fees. (Amounts paid and payable under the Consulting Agreement are denominated in yen, and the dollar equivalents stated above are based on then current exchange rates.)

         In July 1996, the Company entered into a Copy Protection Technology License Agreement with Matsushita pursuant to which Matsushita and its subsidiaries are authorized to include integrated circuits incorporating the Company's copy protection technology in digital set-top decoders they manufacture. The terms and conditions of this agreement, pursuant to which Matsushita has paid the Company an initial fee of $50,000 and is obligated to pay an additional $0.60 per unit, are not more favorable to Matsushita than the terms and conditions of the Company's license agreements with 33 other digital set-top decoder manufacturers at that time. The Company recorded royalty revenue from Matsushita of approximately $61,000 and $6,000 during the years ended December 31, 1997 and 1996, respectively.

         In June of 1997, the company entered into a Copy Protection Technology License Agreement with Daiichikosho Co. Ltd. and Matsushita Electric Industrial Co., Ltd. (MEI), both of Japan, pursuant to which Daiichikosho was authorized to have MEI build set top decoders incorporating the Company's copy protection technology. The terms and conditions of this agreement provided for MEI to pay, on Daiichikosho's behalf, the non-refundable up-front license fee of $50,000, which sum has been received by the Company. Daiichikosho is obligated to pay the standard sixty cent ($0.60) per-unit royalty to the Company for each set top decoder so manufactured.

         In November 1996, the Company entered into a Digital Versatile Disc Player/Digital Video Cassette Recorder License Agreement for Anticopy Technology with Matsushita, pursuant to which Matsushita is authorized to include integrated circuits incorporating the Company's copy protection technology in DVD players and digital VCRs that it manufactures. The terms and conditions of this agreement, pursuant to which Matsushita must choose between (i) a royalty-free license for which it must make the VCRs or television sets that it manufactures compatible with the Company's copy protection technology or (ii) payment of an up-front fee of $100,000 and an additional $5.00 (or, if greater, 2% of the wholesale price) per unit, are not more favorable to Matsushita than the terms and conditions of the Company's license agreements with other manufacturers of DVD players and digital VCRs entered into at that time.

         In January 1997, the Company and JVC entered into a Copy Protection Technology Agreement (the "Technology Agreement"), pursuant to which the Company agreed to license its copy protection technologies to JVC for use in territories in which the Company has issued patents, on terms and conditions comparable to those provided under agreements between the Company and parties situated similarly to JVC. Additionally, the Company agreed to continue to make its copy protection technologies generally available for license to third parties on terms commercially reasonable to the Company in the venues and for the purposes that the Company currently licenses such technologies. The Technology Agreement gives JVC the right to sublicense the Company's copy protection technologies to certain third parties on terms and conditions comparable to those provided in similar agreements previously entered into by the Company, with 95% of the royalties from such sublicenses payable to the Company or its successor, in the event that a party other than JVC acquires a majority interest in the Company or acquires the Company's copy protection business or patents, and following such acquisition the Company or its successor refuses to continue to license the Company's copy protection technologies on a nondiscriminatory basis to its current customers and similarly situated parties.

         In February 1997, the Company and JVC entered into a Digital Versatile Disc Player / Digital Video Cassette Recorder License Agreement for Anticopy Technology, pursuant to which JVC and its subsidiaries are authorized to include the Company's copy protection technology components in disc players and disc recorders they manufacture. This provides royalty-free, indivisible, non-exclusive and non-transferable rights and licenses in and to the Licensed Technology pursuant to terms of the agreement. The terms and conditions of the agreement are not more favorable to JVC than the terms and conditions of the Company's license agreements entered into up to and including the date of the agreement.

         In May 1997, the Company entered into a Replicator Agreement with JVC Disc America Company, a wholly owned subsidiary of JVC America which is wholly owned by JVC. This agreement gives authority to JVC Disc America to replicate discs containing titles for which copy protection trigger bits have been applied. The Company pays JVC Disc America a service fee to defray certain costs incurred by it under this agreement. For the year ended December 31, 1997, the Company paid no such service fees.

         In June 1997, the Company entered into a Copy Protection Technology License Agreement with JVC, pursuant to which JVC and its subsidiaries are authorized to include integrated circuits incorporating the Company's copy protection technology in digital set-top decoders they manufacture. The terms and conditions of this agreement, pursuant to which JVC has paid the Company an initial fee of $50,000 and is obligated to pay an additional $0.60 per unit, are not more favorable to JVC than the terms and conditions of the Company's license agreements with 40 other digital set-top decoder manufacturers at that time. The Company recorded royalty revenue from JVC of approximately $9,000 for the year ended December 31, 1997.

         In December 1997, the Company entered into a Component Supplier Non-Assertion and Technical Services Agreement with Matsushita, pursuant to which the Company agrees not to assert against Matsushita the apparatus claims for the technology whereby Matsushita manufactures and distributes devices incorporating the apparatus to authorized suppliers of electronic video products. The terms and conditions of this agreement, pursuant to which Matsushita has paid the Company an initial fee of $15,000 and is obligated to pay an additional $5,000 for implementation of the apparatus into each different device, are not more favorable to Matsushita than the terms and conditions of the Company's license agreements with 41 other component suppliers at that time.

Capitalization and Spinoff of Command Audio Corporation ("CAC")

         CAC was incorporated in October 1995 as a wholly-owned subsidiary of the Company. The Company initially acquired 1,000,000 shares of CAC common stock for technology and other assets with a historical cost of $ 200,000 and 250,000 shares of CAC Series A preferred stock for $500,000 in cash in November 1995. The Company acquired an additional 250,000 shares of CAC Series A preferred stock for $500,000 in cash in April 1996.

         On July 31, 1996, the Company and CAC entered into a Recapitalization and Stock Purchase Agreement pursuant to which the Company purchased from CAC 604,000 shares of CAC common stock and 396,000 shares of CAC Series B preferred stock for the aggregate consideration of $1.0 million paid in August 1996 in cash and in September 1996 pursuant to a secured promissory note, 194,444 shares of the Company's Common Stock, subject to the terms and conditions of a Restricted Stock Acquisition Agreement and the surrender and delivery to CAC of 500,000 shares of CAC Series A preferred stock. Pursuant to the Restricted Stock Acquisition Agreement, as amended as of November 29, 1996 and January 29, 1997, the 194,444 shares of the Company's Common Stock owned by CAC were vested and subsequently sold in the Initial Public Offering. As a result of the recapitalization and after the dividend described below, the Company held 19.8% of the voting stock of CAC. CAC also granted to the Company a right of first refusal to purchase additional CAC stock to maintain its 19.8% ownership if and when CAC offers additional stock, subject to certain exceptions.

         The Company and CAC also entered into a Technology Transfer and Royalty Agreement dated as of July 31, 1996 and amended as of November 29, 1996, pursuant to which the Company assigned to CAC all rights in certain technology and released its reversion rights in technology that the Company had previously assigned to CAC. In consideration of such assignment and release, CAC agreed to pay to the Company royalties equal to 2.0% of CAC's gross revenues (as defined in the agreement) for 12 years, beginning when CAC has operating revenues from certain sources or, at the election of the Company, at any time prior thereto. In addition, CAC owes the Company a total of $328,948 for allocated facilities and services costs and other expenses that the Company incurred on behalf of CAC. Pursuant to an unsecured promissory note, CAC has agreed to pay this amount to the Company, plus interest at the rate of 9% per annum, on July 1, 1998.

         In August 1996, the Company distributed to its stockholders as a dividend an aggregate of 1,395,218 shares of common stock of CAC, which represented approximately 69.8% of the then outstanding voting stock of CAC. All stockholders on July 12, 1996 participated in such dividend distribution in proportion to the number of shares of the Company's Common and Series A Preferred Stock then held. At the same time, the Company also distributed to its employees as bonuses an aggregate of 208,782 shares of common stock of CAC, which represented approximately 10.4% of the then outstanding voting stock of CAC.

         During 1997, the Company maintained its 19.8% ownership interest by investing an additional $1,980,000 in CAC in connection with various rounds of external third-party financing obtained by CAC. John O. Ryan, Chairman of the Board and Chief Executive Officer of the Company, is a director of CAC.

                             Executive Compensation

 Summary Compensation. The following table sets forth all compensation for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995 awarded to, earned by, or paid for services rendered to the Company in all capacities by the Company's chief executive officer and the Company's four other executive officers who were most highly compensated during 1997 (together, the "Named Officers").

                           Summary Compensation Table

 Name and Principal Position                          Annual Compensation                 Long-Term Compensation

                                                         Securities Underlying            Other
                                              Year      Salary (1)    Bonus (2)           Options (3)            Compensation (4)
                                              ----      ----------    ---------                                  ----------------
John O. Ryan...........................       1995         $197,236       $68,510                _                   $2,108
Chairman, Chief Executive                     1996          200,000        49,449                _                    4,886
   Officer and Secretary                      1997          204,801        52,603                _                    5,543

William A. Krepick.....................       1995          170,232        55,263          129,628                    1,725
President and Chief Operating Officer         1996          200,000        49,268                _                    6,002
                                              1997          204,801        54,303           33,400                    8,372

Victor A. Viegas.......................       1995                _             _                _                        _
Vice President, Finance and                   1996           70,313        17,321                _                        _
   Administration and Chief Financial         1997          140,158        38,703           22,222                    3,142
   Officer

Brian R. Dunn..........................       1995          125,000        23,168           13,888                      284
Vice President, Business Development          1996          131,204        16,605                _                    5,321
                                              1997          137,455        18,503                _                    5,763

Mark S. Belinsky.......................       1995           26,989             _           27,777                       59
Sr. Vice President, Worldwide Theatrical      1996          127,026        31,292            8,333                    2,189
   and Pay-Per-View Copy Protection           1997          137,507        36,803           18,000                    3,382
-----------

(1) William A. Krepick was promoted to President and COO in November 1995. Prior to his promotion, Mr. Krepick served as Sr. Vice President and Acting President. Victor A. Viegas joined the Company in June 1996 as Vice President, Finance and Administration and Chief Financial Officer and Mark S. Belinsky joined the Company in October 1995 as Vice President, Worldwide ACP Theatrical and ACP Pay-Per-View.

(2) Represents bonuses pursuant to the Executive Incentive Plan earned for services rendered in each year indicated although paid in a subsequent year.

(3) Represents number of shares of Common Stock subject to options granted in each year indicated. Options granted to the Named Officers following the Company's initial public offering were granted at fair market value as determined under the terms of the 1996 Equity Incentive Plan. Options granted to the Named Officers prior to the Company's initial public offering on March 12, 1997 were granted at fair market value as determined by the Board of Directors based on all factors available to them on the grant date. These factors included the history of, and prospects for, the Company and the industry in which it competes, an assessment of the Company's past and present operations and financial performance, the prospects for future earnings of the Company, the present state of the Company's development, the possibility of an initial public offering by the Company, and market prices of publicly traded common stocks of comparable companies in recent periods.

(4) Includes for each Named Officer some or all of the following: (i) Company contributions to the 401(k) Plan, (ii) taxable compensation for value of life insurance coverage over $50,000, and (iii) travel incentives in the form of a reimbursement for one-third of the difference between business class and coach class air travel up to a maximum of $1,000 for each business trip traveled in coach class.

         In August 1996, the Company distributed to its employees as bonuses an aggregate of 208,782 shares of CAC common stock, which represented approximately 10.4% of the then outstanding voting stock of CAC. Of these shares, 50% vested on December 31, 1996 and the remaining 50% vested on December 31, 1997, subject to the employee's continuing in the Company's employment through such dates. Upon termination of employment, the Company had the right to repurchase the former employee's unvested shares at a price of $0.01 per share. The number of shares of CAC common stock distributed as a bonus to each Named Officer was as follows: John O. Ryan 36,000 shares; William A. Krepick 36,000 shares; Victor A. Viegas, 10,102 shares; Brian R. Dunn 7,200 shares; and Mark S. Belinsky 12,000 shares.

Option Grants in Last Fiscal Year. The following table sets forth further information regarding option grants pursuant to the Company's Equity Incentive Plan during 1997 to each of the Named Officers. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                                                            Option Grants in Last Fiscal Year
                                                                  (Individual Grants)

Name                             Number of Shares  Percent of Total Options  Exercise Price  Expiration  Potential Realizable
                                 Underlying        Granted to Employees in   Per Share       Date        Value at Assumed Annual
                                 Options           1997                                                   Rates of Stock Price
                                 Granted(1)                                                               Appreciation for
                                                                                                          Option Term (2)

                                                                                                               5%         10%
John O. Ryan..............                 -                        -                   -            -            -           -
William A. Krepick........            13,400                     12.1%             $ 8.50     03/21/07     $ 71,632    $181,522
                                       2,080                      1.9%              14.50     10/23/07       18,968      48,066
                                      17,920                     16.1%              14.50     10/23/07      163,413     414,107
Victor A. Viegas..........            22,222                     20.0%              $8.62     03/14/07      120,468     305,279
Brian R. Dunn.............                 -                        -                   -            -            -           -
Mark S. Belinsky..........            15,837                     14.2%             $14.50     10/23/07      144,418     365,972
                                       2,163                      1.9%              14.50     10/23/07       19,725      49,984

-----------

(1) Options granted under the Equity Incentive Plan in 1997 were incentive stock options or nonstatutory stock options that were granted at fair market value and that vest over a three-year vesting period. Options expire ten years from the date of grant.

(2) The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table sets forth the number of shares acquired upon the exercise of stock options during 1997 and the number of shares covered by both exercisable and unexercisable stock options held by each of the Named Officers at December 31, 1997. Also reported are values of "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1997 ($15.88).

                           Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                     Number of Securities                Value of Unexercised
                                                     Underlying Unexercised Options      In-the-Money   Options
                                                     at Fiscal Year-End                  at Fiscal Year-End

                       Shares          Value         Exercisable     Unexercisable       Exercisable     Unexercisable
                       Acquired on     Realized ($)
Name                   Exercise (#)

John Ryan                           _             _          _                _                    _             _
William A. Krepick             15,000      $177,000     84,999           51,918           $1,120,287     $ 370,559
Victor A. Viegas                    _             _          _           22,222                          $ 161,332
Brian R. Dunn                   5,000       $31,500     10,277           15,277           $  135,451     $ 201,351
Mark S. Belinsky               15,278      $205,456          _           38,832                  _       $ 299,406


Employment Agreement

         The Company entered into an employment agreement with Mr. Viegas in June 1996, in connection with Mr. Viegas' employment as Vice President, Finance and Administration and Chief Financial Officer of the Company. Under the employment agreement, Mr. Viegas is to receive an annual salary of $135,000 and is eligible to participate in the Company's Executive Incentive Plan. The employment agreement may be terminated by the Company or by Mr. Viegas at any time for any reason. Pursuant to the employment agreement, the Company sold to Mr. Viegas 58,333 shares of the Company's Common Stock at a price of $2.70 per share. Mr. Viegas purchased the shares with a full recourse promissory note secured by the shares. The largest aggregate amount of indebtedness outstanding under the note during 1997 was $157,500. Interest is charged at the rate of 6.58% per year. The loan is due on June 7, 2001 or earlier on termination of Mr. Viegas' employment with the Company. As of February 28, 1998, the outstanding balance due under the promissory note was $131,251 plus accrued and unpaid interest of $4,054. The Company has the right to repurchase unvested shares at the original sale price in the event that Mr. Viegas ceases to be an employee of the Company. The repurchase right lapsed as to one-sixth of the shares in June 1997, and lapses as to an additional one-third in June 1998 and as to the balance in June 1999. Immediately following the Company's initial public offering and pursuant to the terms of the employment agreement, the Company also granted to Mr. Viegas an option to acquire an additional 22,222 shares of the Company's Common Stock at the fair market value of such shares on the grant date. These options will vest and become exercisable over a three-year period. If the Company terminates Mr. Viegas' employment without cause, all of his unvested shares and stock options will have the benefit of one additional year of vesting and Mr. Viegas will be entitled to severance benefits under the Company's severance pay plan. If the Company terminates Mr. Viegas' employment without cause or if Mr. Viegas terminates his employment for good reason within either three months before or twelve months after a change in control of the Company, all of his unvested shares and stock options will immediately vest.


                                  OTHER MATTERS

Expenses of Solicitation

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information

         All financial information is incorporated by reference to the information contained in the Financial Statements included in the Company's Annual Report to security holders. COPIES OF THE COMPANY'S COMPLETE ANNUAL REPORT AND FORM 10-KSB ARE AVAILABLE WITHOUT CHARGE UPON REQUEST MADE TO THE COMPANY'S CORPORATE OFFICES.

Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1998, in order to be included in the proxy statement and proxy relating to the 1999 Annual Meeting.

Discretionary Authority

         The Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ John O. Ryan
                                       --------------------------
                                       John O. Ryan
                                       Secretary

Dated:    April 20, 1998
          Sunnyvale, California